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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT

     PURSUANT TO SECTION 13 or 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934



         Date of Report (date of earliest event reported): July 15, 2003



                         UNITED STATES EXPLORATION, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


   Colorado                          1-13513                      84-1120323
---------------                    ------------              -------------------
(State or other                    (Commission                  (IRS Employer
jurisdiction of                    File Number)              Identification No.)
incorporation)

                            1560 Broadway, Suite 1900
                             Denver, Colorado 80202
              -----------------------------------------------------
              (Address of principal executive offices and zip code)

        Registrant's telephone number, including area code (303) 863-3550
                                                           --------------

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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

         On July 15, 2003, we completed an exchange of properties with Kerr-McGee Rocky Mountain Corporation which we believe will provide us with greater control of our development program. Prior to the exchange, the Company and Kerr-McGee had owned interests in many of the same wells and leases in the Wattenberg area of the Denver-Julesburg Basin in northeastern Colorado. Most of those wells and properties were operated by Kerr-McGee. In many cases, the Company and Kerr-McGee had different interests in different zones on the same property. As a result, a decision to drill a particular location or to test a particular formation often affected the Company and Kerr-McGee differently. The result was that the properties were not developed as quickly as they might have been in a development program focusing only on our interests.

         In the exchange, we transferred our interests in 129 gross wells and 45 tracts of 320 gross acres each to Kerr-McGee in exchange for Kerr-McGee's interests in 70 gross wells and 38 tracts of 320 gross acres each. We believe that the exchange involved approximately equal values on both sides, based on the estimated reserves associated with the properties exchanged. The exchange was effective as of January 1, 2003, and appropriate adjusting payments have been and will be made to reflect revenues and costs from the effective date through the date the exchange was completed and to eliminate existing gas imbalances at December 31, 2002. In addition, we received adjusting payments and reversed existing accruals for drilling and completion costs related to 21 gross wells in which our interests were transferred to Kerr-McGee.

         Because the values of the properties acquired is approximately equal to the value of the properties disposed of, the transaction does not have a material net effect on our financial condition, revenues (net of operating costs) or oil and gas reserves. However, we believe that it will have a significant effect on our ability to develop our proved undeveloped reserves. We will be the operator of the properties in which we received interests from Kerr-McGee in the exchange and will be able to make decisions about the pace and nature of our development program based solely on what makes sense for us and our properties. We anticipate that our development program will proceed more quickly than it has in the past, with the result that the value of our undeveloped reserves will be realized sooner than it otherwise would have been. A copy of the Exchange Agreement by and between the Registrant and Kerr-McGee Rocky Mountain Corporation is attached as Exhibit 2.1.

         On July 15, 2003, the Registrant issued the press release attached as
Exhibit 99.1 to this report.

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ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

         (c)      Exhibits

                  2.1 Exchange Agreement by and between the Registrant and Kerr-McGee Rocky Mountain Corporation dated July 15, 2003.

                  99.1 Press release issued by the Registrant on July 15, 2003.

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                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     UNITED STATES EXPLORATION, INC.


                                     By: /s/ Bruce D. Benson
                                         ---------------------------------------
                                         Bruce D. Benson, Chairman of the Board,
                                         Chief Executive Officer and President

Date: July 23, 2003

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                                  EXHIBIT INDEX

Exhibit
Number            Description
-------           -----------

2.1 Exchange Agreement by and between the Registrant and Kerr-McGee Rocky Mountain Corporation, dated July 15, 2003.

99.1              Press release issued by the Registrant on July 15, 2003.